Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Inducement and Equity Incentive Plans of Ocuphire Pharma, Inc. of our report dated March 10, 2021, with respect to the consolidated financial statements of Ocuphire Pharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan
March 31, 2021